Exhibit 4.3

EIKON THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of February 14, 2025 (the “Effective Date”), by and among Eikon Therapeutics, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A. The Company and certain of the Investors have entered into that certain Series D Preferred Stock Purchase Agreement of even date herewith, which provides for, among other things, the purchase by such Investors of shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”);

B. A condition to the obligations of the Investors under the Series D Purchase Agreement to purchase the Series D Preferred Stock is that the Company and the Investors enter into this Agreement;

C. The Company and certain of the Investors previously entered into that certain Amended and Restated Investors’ Rights Agreement, dated as of May 17, 2023 (the “Prior Agreement”); and

D. In order to further induce the Investors to purchase the Series D Preferred Stock, the requisite Investors and the Company desire to amend and restate the Prior Agreement and to accept the rights and obligations created herein in lieu of their rights and obligations under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth herein.

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Adjusted Pro Rata Amount” shall have the meaning set forth in Section 6.6 hereto.

(b) “Affiliate” means, with respect to any specified Investor, any other person or entity who directly or indirectly, controls, is controlled by or is under common control with such Investor, including without limitation any general partner, managing member, officer, principal, director or trustee of such party, or any venture capital fund or other investment fund or registered investment company now or hereafter existing which is controlled by one or more general partners (or member thereof), managing members or investment advisors of, or shares the same management or advisory company (or stockholder or member thereof) with, such party.

(c) “Board” means the Company’s Board of Directors.

(d) “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(e) “Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(f) “Competitor” means a person or entity that is a competitor of the Company, as determined in good faith by the Board, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any competitor regardless of whether such person or entity has the right to designate a member of the board of directors of such competitor, nor shall include any Major Holder; provided that any operating entity Affiliate of a Major Holder shall not be automatically excluded from the foregoing definition and such operating entity’s status as a “Competitor” shall be subject to the good faith determination of the Board.

(g) “Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the Commission that registers shares of existing capital stock of the Company for resale and does not involve any underwriting services.

(h) “Election Period” shall have the meaning set forth in Section 4.4 hereto.

(i) “Excess Securities” shall have the meaning set forth in Section 4.4 hereto.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(k) “Family Member” means a parent, spouse (or other life partner), child (natural or adopted), sibling, father-in-law, mother-in-law, brother-in-law, sister-in-law, grandparent, grandchild, cousin, aunt, uncle, niece, nephew, stepchild or any other direct lineal descendant or member of the same household of a party (or his or her spouse or other life partner).

(l) “FOIA Party” means a person or entity that, in the reasonable determination of the Board, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

(m) “Fund” shall have the meaning set forth in Section 3.3 hereto.

(n) “Holder” means any Investor who holds Registrable Securities and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

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(o) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(p) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(q) “Initial Public Offering” means the closing of the Company’s first bona fide, firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(r) “Initiating Holders” means any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the Registrable Securities then outstanding.

(s) “Liquidation Event” shall have the meaning set forth in the Restated Certificate.

(t) “Major Holder” means an Investor who holds at least 16,000,000 shares of Common Stock issued or issuable upon conversion of the Shares, as adjusted for stock splits, stock dividends, reverse stock splits, and the like.

(u) “New Securities” shall have the meaning set forth in Section 4.2 hereto.

(v) “Other Selling Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(w) “Other Shares” means shares of Common Stock, other than Registrable Securities (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(x) “Preferred Majority” means the holders in the aggregate of at least a majority of the shares of Common Stock that are issued or are issuable upon conversion of the Shares, voting together as a single class, which majority must include the holders of at least thirty-percent (30%) of the outstanding shares of the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis.

(y) “Pro Rata Amount” shall have the meaning set forth in Section 4.1 hereto.

(z) “Public Company Event” means an Initial Public Offering, Direct Listing or SPAC Transaction.

(aa) “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares; and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described above which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; provided, further, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above as to which rights have terminated pursuant to Section 2.14 hereto.

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(bb) “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

(cc) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(dd) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement or an Initial Public Offering, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the Holders (in each case, not to exceed $50,000), blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(ee) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time).

(ff) “Restricted Securities” means any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(gg) “ROFR Holder” shall have the meaning set forth in Section 4.1 hereto.

(hh) “ROFR Shares” shall have the meaning set forth in Section 4.1 hereto.

(ii) “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(jj) “Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(kk) “Rule 415” means Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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(ll) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(mm) “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(nn) “Shares” means shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock.

(oo) “SPAC Transaction” means a merger or consolidation of the Company with or into a special purpose acquisition (or blank check or similar) company or its subsidiary, neither of which entities has operations prior to such merger or consolidation other than the raising of funds, holding or otherwise managing such funds and seeking a business combination with an operating entity, as a means of the Company’s raising funds as an alternative to an Initial Public Offering, which may include, but does require for purposes of this clause, a private investment in public equity fundraising.

(pp) “Voting Agreement” means that certain Amended and Restated Voting Agreement entered into by and among the Company and the Stockholders named therein as of even date herewith, as such may be amended or restated from time to time in accordance with the provisions thereof.

(qq) “Withdrawn Registration” means a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

2. Registration Rights.

2.1 Requested Registration.

(a) Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities then held by such Initiating Holders (such request shall state the number of shares of Registrable Securities proposed to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, but in any event within one hundred eighty (180) days after the Company’s receipt of such written request, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.

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(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the four (4) year anniversary of the date of this Agreement or (B) six (6) months following the earliest of the effective date of the registration statement filed by the Company covering the Initial Public Offering, the consummation of a SPAC Transaction or the effective date of a Direct Listing (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days);

(ii) Unless the Initiating Holders propose to sell at least 20% of the Registrable Securities held by such Initiating Holders and the Registrable Securities proposed to be sold by the Initiating Holders is expected to result in aggregate proceeds of at least $30,000,000; provided that, if the Registrable Securities proposed to be sold constitute Common Stock, then the Company shall not be obliged to effect, or take any action to effect, any such registration pursuant to this Section 2.1 unless the Registrable Securities proposed to be sold by the Initiating Holders is expected to result in aggregate proceeds of at least $5,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) During the period that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days (or one hundred eighty (180) days, in the case of an Initial Public Offering) after the effective date of a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3 hereof;

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(vii) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders holding in the aggregate at least a majority of the Registrable Securities held by such Initiating Holders, subject to the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; or

(viii) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the Board, the filing or effectiveness of a registration statement covering the Registrable Securities would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Securities Act or Exchange Act and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President (or other comparable senior executive officer) of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed or become effective in the near future or to remain effective and that it is, therefore, in the best interests of the Company to defer the filing or effectiveness of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred (100) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than one (1) time in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting. In such case, if the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders holding in the aggregate a majority of the Registrable Securities held by the Initiating Holders, which underwriters are reasonably acceptable

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to the Company; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares or authority to enter into the underwriting agreement, or such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the gross proceeds from the offering received by such Holder.

(f) Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion (provided that if, by operation of this clause (i), the number of Registrable Securities to be so included is reduced to less than 50% of the aggregate number of Registrable Securities so requested by all Holders to be included, then the Holders in the aggregate of a majority of the Registrable Securities may withdraw the request for such registration and, in such a case, (A) such registration shall not be counted as a registration “initiated” by the Company for purposes of Section 2.1(b)(iv) or “effected” by the Company for purposes of Section 2.3(b)(iii) and (B) the Company shall bear the Registration Expenses of such registration notwithstanding any provision of Section 2.4 to the contrary); and (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other stockholders or employees of the Company. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or, if applicable, the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities only, or a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

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(ii) use best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares or authority to enter into the underwriting agreement, or such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the gross proceeds from the offering received by such Holder.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders that are Investors requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (iii) third, to Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is an Initial Public Offering and such registration does not include shares of any Other Selling Stockholder (excluding shares registered for the account of the Company) in which event any or all of the Registrable Securities of such Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

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(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After the earliest to occur of a Public Company Event, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities then outstanding a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities held by such Holders (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Sections 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in any of Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $5,000,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

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2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that, subject to Section 2.1(e), the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders in the aggregate of a majority of the Registrable Securities; or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 and 2.3 are no longer satisfied (a “Withdrawn Registration”) (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders in the aggregate of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Sections 2.1 or 2.3, (i) such registration shall not be treated as a counted registration for purposes of Sections 2.1 or 2.3 hereof, (ii) such registration statement shall not be considered a Withdrawn Registration and (iii) the Company shall bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

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(e) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3, (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, reasonably promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

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(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(l) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; provided that in the case of the Initial Public Offering, the Registrable Securities shall be listed on a national securities exchange; and

(m) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares or authority to enter into the underwriting agreement, or such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the gross proceeds from the offering received by such Holder.

2.6 Indemnification.

(a) If any Registrable Securities are included in a registration statement under this Section, to the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, investment advisers and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, offering circular, issuer free writing prospectus (as defined in Rule 433 of the Securities Act), issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration or related qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors,

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partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (in each case only to the extent that such claims, losses, damages and liabilities arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration): (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation (or alleged violation) by such Holder, of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to such Holder and relating to action or inaction required of such Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such other Holders, and each of their directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question to, and shall otherwise cooperate with the Indemnifying Party as reasonably requested in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the Indemnifying Party and the Indemnified Party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.6(b) above, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Investors in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the failure of the underwriting agreement to provide for or address a matter provided for or addressed in the foregoing provisions shall not be a conflict with the foregoing provisions and, in such event, the foregoing provisions shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) (x) the Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (y) if such transfer is prior to a Public Company Event, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and (z) if reasonably requested by the Company, the Holder shall have furnished the Company, at its expense, with (1) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (2) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be required for (i) a transfer not involving a change in beneficial ownership, (ii) a transfer from a Holder to any other Holder, (iii) a transfer under Rule 144, except in unusual circumstances, or (iv) transactions involving the transfer of Restricted Securities by any Holder to a parent, subsidiary or other Affiliate of the Holder for no consideration; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a

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detailed description of the manner and circumstances of the proposed disposition and, if such transfer is prior to a Public Company Event, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of the securities may be made without registration or qualification.

(e) Notwithstanding anything to the contrary in this Agreement, (i) any or all of an Investor’s rights hereunder may be exercised by, and any or all of an Investor’s obligations hereunder may be discharged by, one or more Affiliates of such Investor designated by such Investor and (ii) more specifically, (x) an Investor may cause any shares of capital stock of the Company (or any securities directly or indirectly exercisable for, or convertible into or exchangeable for, such shares) required or permitted to be purchased or otherwise acquired

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hereunder by such Investor to be so purchased or acquired, in lieu of such Investor, by an Affiliate of such Investor (and such Affiliate shall then become an “Investor” hereunder), and (y) any Investor holding securities directly or indirectly exercisable for, or convertible into or exchangeable for, shares of capital stock of the Company shall have the right to have any such shares (or other securities) issuable upon the conversion, exercise or exchange of the securities held by such Investor issued in the name of one or more Affiliates of such Investor designated by such Investor (and each such Affiliate shall then become an “Investor” hereunder).

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the earliest to occur of an Initial Public Offering, the consummation of a SPAC Transaction or the effective date of a Direct Listing;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following a Public Company Event), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (the “Lock-Up Period”) (such Lock-Up Period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for the Initial Public Offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.10 shall apply only to the Initial Public Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements, and shall not apply to shares of Common Stock acquired by a Holder in the Initial Public Offering or

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in open market transactions subsequent to the Initial Public Offering date; provided that (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the Holder, in the case of both clauses (a) and (b), during the Lock-Up Period. The underwriters in connection with the Initial Public Offering are intended third-party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto. If any of the obligations described in this Section 2.10 are waived or terminated with respect to any of the securities of any such Holder, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Holder as the percentage of Released Securities represent with respect to the securities held by the applicable Holder, officer, director or greater than one-percent stockholder; provided, however, that no such pro-rata waiver or termination will be triggered in connection with a discretionary waiver or termination in connection with any follow-on public offering of shares pursuant to a registration statement that is filed with the Commission so long as such Holder has been given the opportunity to participate in such offering on the same terms as any other Holder participating in such offering. Notwithstanding anything to the contrary in this Section 2.10, this Section 2.10 shall only apply to an Initial Public Offering if the Company has not already completed a Direct Listing.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than twenty percent (20%) of the Registrable Securities (as presently constituted and subject to subsequent adjustments, stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) then held by such Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10. The foregoing twenty percent (20%) threshold shall not be applicable to any transfers among Affiliates.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

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2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1, 2.2 or 2.3 shall terminate (i) upon a Public Company Event with respect to any Holder at such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a 90-day period without registration, (ii) four (4) years after the earliest to occur of the closing of an Public Company Event and (iii) the closing of a Liquidation Event pursuant to which all proceeds received by such Holder are cash or immediately freely tradeable equity securities, or pursuant to which the Holders receive registration rights substantially similar to those set forth herein, whichever is the earliest.

3. Certain Covenants. The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish to each Major Holder:

(i) as soon as practicable after the end of each fiscal year of the Company, and in any event within 180 days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied, certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with GAAP consistently applied, except that such statements may be subject to changes resulting from normal year-end audit adjustments and may not contain accompanying notes; and

(iii) as soon as practicable after the end of each fiscal year, and in any event no later than 45 days thereafter, a report setting forth in detail all equity and debt holders of the Company (including details with respect to the number and types of securities held by them) as of the end of such fiscal year.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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(b) Inspection Rights. The Company shall permit each Major Holder to visit and inspect any of the properties of the Company or any of its subsidiaries during normal business hours or at such other reasonable times as may be requested, and to discuss the affairs, business, prospects, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.1(b) with respect to a Competitor or with respect to information which the Board determines in good faith is highly confidential or protected by attorney-client privilege and should not, therefore, be disclosed. Each Major Holder may exercise its rights under this Section 3.1(b) only for purposes reasonably related to its interests as a stockholder of the Company. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed to any Holder or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that a Major Holder shall be permitted to transfer rights granted pursuant to this Section 3.1(b) to Affiliates of such Major Holder that hold Registrable Securities.

(c) Access to Management. The Company shall permit each Major Holder who is not entitled to designate a member of the Board pursuant to Section 2.2(b) of the Voting Agreement or to appoint an observer to the Board, upon such Major Holder’s request, the right to attend quarterly meetings with the Company’s management to discuss material developments and updates pertaining to the Company’s business. For clarity, any opinion or advice of such Major Holders provided in the course of any such discussion shall be advisory in nature and shall not be binding on the Company. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude such representative from any portion of a meeting if access to such information or attendance at such portion of the meeting (x) could adversely affect the attorney-client privilege between the Company and its counsel or (y) as the Company reasonably determines could be expected to comprise material nonpublic technical information, sensitive proprietary technical information, trade secrets or confidential information of the Company or highly competitive or sensitive information regarding a competitor, or a conflict of interest.

3.2 Confidentiality. Each Holder agrees that such Holder will keep confidential and will not use for any purpose (other than to monitor its investment) or disclose or divulge any information in relation to the existence, terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including without limitation notice of the Company’s intention to file a registration statement and the contents of any financial statements received), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Holder or as a result of a breach by a third party of any obligation of confidentiality such third party may have to the Company of which such Holder is aware), (b) is or has been independently developed or conceived by the Holder without use of or reference to the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection

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with monitoring its investment in the Company, provided such persons agree to hold such information confidentially as provided herein; (ii) to any prospective purchaser of any Registrable Securities from an Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of an Investor in the ordinary course of business, but only on the condition that such Affiliate, partner, member, stockholder or wholly owned subsidiary of such Holder shall only use such confidential information in connection with monitoring such Holder’s investment and not for any other purpose, and provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain confidential treatment of such information; or (iv) as may otherwise be required by law, provided that to the extent legally permissible the Holder promptly notifies the Company of such disclosure and takes reasonable steps (as determined in good faith by such Investor’s legal counsel) to minimize the extent of any such required disclosure. Nothing set herein shall limit any other obligations of confidence to the Company that any Holder may have pursuant to other agreements with the Company.

3.3 Right to Conduct Activities. The Company hereby acknowledges that each of The Column Group IV, LP, The Column Group IV-A, LP and their respective Affiliates (collectively, “TCG”), Innovation Endeavors III LP and its Affiliates (together “Innovation Endeavors”), Lux Ventures V, L.P. and its Affiliates (together, “Lux”), Foresite Capital Fund IV, L.P. and its Affiliates (together, “Foresite”), Milky Way Investments Group Limited and its Affiliates (together, “Milky Way”), Mahler International Limited (“Mahler”) and Cage International Limited and their respective Affiliates, Soros Capital LP and its Affiliates, The Regents of the University of California (the “UC Regents”) and its Affiliates, Catalyst Investment Company Limited and its Affiliates, Schroders Capital Private Equity Healthcare S.C.S., Schroders Capital Private Equity Global Innovation X S.C.S., Schroder GAIA II Global Innovation Private Plus and their Affiliates, Stepstone VC Opportunities VI, L.P., Stepstone VC Opportunities VI-D, L.P., Stepstone VC Global Partners X-A, L.P., Stepstone VC Global Partners X-C, L.P. and their Affiliates, Future Isle Limited, Creative Isle Limited and their Affiliates, and Catalyst4, Inc. and its Affiliates (and collectively with the aforementioned entities in this Section 3.3, the “Funds”) are entities engaged in investment activities, investment funds, venture arms of their Affiliates or are the venture capital division or affiliate of an operating company, and as such invest in numerous portfolio companies and have affiliates, some of which may be deemed competitive with the Company’s business. Neither any Fund nor its partners, employees, Affiliates, advisors or affiliated investment funds shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Fund or any affiliated investment fund in any entity, or activities of such Affiliates, that may be competitive to the Company or (ii) actions taken by any partner, officer, advisor or other representative of such Fund in his, her or its capacity as such to assist any such competitive company; provided, however, that nothing herein shall relieve any Fund or any other party from liability, which in any event shall be several and not joint, associated with use or disclosure of the Company’s confidential information that is not authorized pursuant to Section 3.2 above or, to the extent applicable, breach of any director’s fiduciary duties.

3.4 Termination of Covenants. The covenants set forth in Section 3.1 shall terminate and be of no further force and effect after the earlier to occur of (a) a Public Company Event and (b) a Liquidation Event.

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4. Right of First Refusal.

4.1 Pro Rata Rights. Subject to the provisions of Section 4.2 through 4.5 below, the Company hereby grants to each Major Holder who is an “accredited investor” within the meaning of applicable securities laws and regulations and not a Competitor (a “ROFR Holder”), the right of first refusal to purchase its Pro Rata Amount (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A ROFR Holder’s “Pro Rata Amount”, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock (“ROFR Shares”), determined on an as exercised and as converted to Common Stock basis, held by such ROFR Holder, to (b) the total of all outstanding shares of Common Stock, all outstanding Shares and all other shares of other convertible securities, rights, options or warrants then outstanding, on an as exercised and as converted to Common Stock basis, and all shares of Common Stock held in reserve in any and all of the Company’s equity incentive plans that are not then yet issued or allocated for outstanding and unexercised stock options. A ROFR Holder shall be entitled to apportion the right of first refusal hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates provided that each such Affiliate (w) is an “accredited investor” within the meaning of applicable securities laws and regulations, (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and the Voting Agreement as an “Investor” under such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Holder under Sections 3.1 and 4.1 hereof, as applicable), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Holder holding the fewest number of Shares.

4.2 New Securities. As used herein, “New Securities” shall mean any capital stock of the Company (including Common Stock and any preferred stock of the Company), whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock, including debt instruments convertible into capital stock; provided that the term “New Securities” does not include (i) any securities that are defined as Exempted Securities pursuant to Article IV, Section B.4(f)(ii) of the Restated Certificate, (ii) any shares of Series D Preferred Stock issued pursuant to the Series D Purchase Agreement or (iii) any shares issued in connection with a Public Company Event.

4.3 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each ROFR Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each ROFR Holder shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase such ROFR Holder’s Pro Rata Amount (or such lesser amount as desired by such ROFR Holder) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, if any.

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4.4 Election Period and Excess Securities. In the event the foregoing right of first refusal is not exercised in full by all of the ROFR Holders within the twenty (20) day period described in Section 4.3 above (the “Election Period”), the Company shall promptly notify in writing the ROFR Holders who have elected to exercise their right of first refusal with respect to their full Pro Rata Amount and shall offer such ROFR Holders the right to acquire up to that portion of the New Securities for which ROFR Holders were entitled to subscribe but were not subscribed by such ROFR Holders (the “Excess Securities”). Each such ROFR Holder shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase Excess Securities and, if so, the number of such Excess Securities it wishes to purchase. If the Excess Securities are oversubscribed by the participating ROFR Holders, the right to purchase such Excess Securities shall be allocated among participating ROFR Holders in a manner most consistent with the pro rata equity ownership of such participating ROFR Holders as determined in good faith by the Board. If the ROFR Holders fail to exercise in full their rights of first refusal, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within twenty (20) days from the date of said agreement) to sell that portion of the New Securities with respect to which the ROFR Holders’ right of first refusal option set forth in this Section 4 was not exercised, at a price and upon terms no more favorable (in the aggregate) to the purchasers thereof than specified in the Company’s notice to ROFR Holders delivered pursuant to Section 4.3. If the Company does not enter into an agreement for the sale of such New Securities within such period, or if the Company does not consummate the sale of such New Securities within the twenty (20) day period following the date of said agreement, the Company shall not thereafter issue or sell such New Securities, without first again offering such securities to the ROFR Holders in the manner provided in this Section 4.1.

4.5 Waiver, Expiration, Transfer. The rights of first refusal granted under this Section 4, including notice with respect thereto, may be waived as to all ROFR Holders with the written consent of the Preferred Majority. The rights of first refusal granted under this Section 4 shall expire immediately prior to the earliest of (i) the first to occur of an Initial Public Offering, the consummation of a SPAC Transaction or the effective date of a Direct Listing, (ii) the closing of a Liquidation Event, and (iii) with respect to any Investor upon such Investor no longer being a ROFR Holder. The rights of first refusal of a ROFR Holder under this Section 4 may be transferred subject to the same restrictions as any transfer of registration rights pursuant to Section 2.12. Notwithstanding anything else set forth above, a Holder shall be permitted to transfer rights granted pursuant to this Section 4 in any amount to its Affiliates.

5. Other Company Covenants.

5.1 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants to execute and deliver a nondisclosure and proprietary rights assignment agreement (in the case of employees, in substantially the form approved by Board) that includes the following: (i) such individual is either an at-will employee or a consultant of the Company, as the case may be, (ii) such individual will maintain all Company proprietary information in confidence, (iii) such individual thereby assigns all inventions created by him or her as an employee or consultant in the course of his or her employment or service to the Company, and (iv) such individual will not disclose any information related to the Company’s work force and will not solicit any employees from the Company for a period of twelve months (to the extent enforceable under applicable law) should such individual’s employment or service to the Company be terminated for any reason, in each case ((i) through (iv)), to the extent permitted by applicable law.

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5.2 Equity Agreements. Unless approved by the Board, including the consent of a majority of the Preferred Directors (as defined in the Restated Certificate) then-serving, all employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for: (a) vesting of shares over a four (4) year period, and for new employees, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter, (b) a vesting commencement date no earlier than such employee’s start date, and (c) a market stand-off provision substantially similar to that in Section 2.10. Without the prior approval by the Board, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.2. In addition, unless otherwise approved by the Board, the Company shall prohibit transfers of unvested shares and retain (and not waive) a “right of first refusal” on employee transfers of vested shares (other than transfers to such employee’s Family Members or to any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such employee or any such Family Members) until the Initial Public Offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.3 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, including at least six (6) years of Directors and Officers liability insurance “tail” coverage and the terms of the indemnification agreement entered into between the Company and any such director, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, or elsewhere, as the case may be.

5.4 Observer Right. The Company shall allow one representative of Mahler, for so long as Mahler and its Affiliates, collectively, own not less than 800,000 shares of the Series A Preferred Stock (as adjusted for stock splits, stock dividends, reverse stock splits, and the like) to attend all meetings of the Board in a non-voting observer capacity (the “Observer”) and shall provide the Observer copies of all notices, minutes, consents, and other materials that it provides to the Board at the same time and in the same manner as provided to the Board. The Observer shall enter into a standard form of confidentiality agreement with the Company pursuant to which such Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if the Board reasonably believes that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, such information is a highly confidential trade secret or would be a conflict of interest between such Observer and the Company.

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5.5 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements of one counsel for the Major Holders (“Investor Counsel”), not to exceed $40,000.00, in their capacities as stockholders, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall use reasonable efforts to obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials within a reasonable time after distribution to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel and the Company (or the Company’s legal counsel) deem it appropriate, in their reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall use reasonable efforts to, including directing its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel and the Company. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall use reasonable efforts to share whatever information can be shared without entry into such agreement and shall, at the same time, use its reasonable efforts to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s).

5.6 FCPA. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company further covenants that it shall use commercially reasonable efforts to establish and maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) that are customary for companies of a size and in an industry comparable to the Company, to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.7 Termination of Covenants. The covenants set forth in Section 5, except for Section 5.3, shall terminate and be of no further force or effect upon the consummation of the earlier to occur of (a) a Public Company Event and (b) a Liquidation Event, except that this Agreement shall not terminate upon the consummation of a sale of all or substantially all of the assets of the Company unless approved by the prior written consent of the Preferred Majority.

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6. Miscellaneous.

6.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law, provided, however, that obligations of the UC Regents under the California Public Records Act shall be construed and enforced in accordance with the internal law of the State of California, without referenced to principles of conflicts of laws that would result in the application of any law other than the law of the State of California. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DELAWARE, OTHER THAN THE UC REGENTS WITH RESPECT TO FEDERAL COURT JURISDICTION, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND TO THE RESPECTIVE COURT (OTHER THAN THE UC REGENTS WITH RESPECT TO THE FEDERAL COURT) TO WHICH AN APPEAL OF THE DECISIONS OF ANY SUCH COURT MAY BE TAKEN, AND EACH PARTY AGREES NOT TO COMMENCE, OR COOPERATE IN OR ENCOURAGE THE COMMENCEMENT OF, ANY SUCH PROCEEDING, EXCEPT IN PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY JURISDICTION BY SUIT IN SUCH A COURT (OTHER THAN THE UC REGENTS WITH RESPECT TO FEDERAL COURT). EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE THEREIN OF SUCH A PROCEEDING, OTHER THAN THE UC REGENTS WITH RESPECT TO FEDERAL COURT.

6.3 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written identification of receipt; provided that if any

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recipient’s address is not in the same country as the sender’s address, notice shall be deemed effectively given two (2) business days after deposit with an internationally recognized overnight courier. As used herein “business day” shall mean a weekday on which banks are open for general banking business in the United States. All communications shall be sent, if to the Company, at the address set forth on the signature page hereto, and if to an Investor, at the address set forth on Exhibit A, or at such other address or contact information as the Company or Investor may designate by ten (10) days’ advance written notice to the other parties hereto.

Each Investor consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s name on the Exhibits hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.6 Amendments and Waivers. Except as expressly provided herein, any term of this Agreement may be amended, terminated or waived only with the written consent of (a) the Company and (b) the Preferred Majority; (i) provided that, no amendment, termination or waiver of any term under this Agreement shall adversely affect any Investor or group of Investors in an adverse manner that is disproportionate to its holdings of stock relative to the other Investors of the same class or series unless such amendment, termination or waiver is agreed to in writing by a majority in interest of the disproportionately affected Investor(s), (ii) provided further that, in the event that the right of first offer in Section 4 is waived with respect to any issuance of New Securities and one or more of the Major Holders that consented to such waiver (each, a “Waiving Major Holder”) nevertheless purchases any such New Securities, each Major Holder that is not a Waiving Major Holder shall be entitled to purchase its Adjusted Pro Rata Amount (as defined below) of such New Securities upon the terms and conditions set forth in Section 4, (iii) provided further that none of clauses (i) or (ii) above, or this clause (iii) may be amended, terminated or waived without the prior written approval of all Major Holders, (iv) provided further that the provisions of Section 5.4 may not be amended, terminated or waived without the prior written approval of Mahler, and (v) provided further that any amendment, termination or waiver of Section 6.2 and this Section 6.6(v), in each case as applied to the UC Regents, shall require the written consent of the UC Regents. For purposes of this Section 6.6 a Non-Waiving Major Holder’s “Adjusted Pro Rata Amount” of the New Securities subject to the waiver described herein shall be equal to (i) such Non-Waiving Major Holder’s Pro Rata Amount of such New Securities multiplied by (ii) the highest percentage (up to 100%) of any Waiving Investor’s Pro Rata Amount that such Waiving Major Holder is permitted to purchase. For the avoidance of doubt, the addition to this Agreement of any new holder of shares of capital stock of the Company (“Capital Stock”) pursuant to the Company’s issuance of such other Capital Stock regardless of whether such Capital Stock has rights, preferences or privileges that are junior, pari passu or senior to the Capital Stock then held by then current Investors as long as such other or additional shares of Capital Stock have been authorized and issued in accordance with the Company’s then current Restated Certificate and applicable law, and as long as the addition of such new holder of Capital Stock of the Company

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(or inclusion of such new shares of Capital Stock) has been approved as may be required pursuant to Section 2.13 above, shall not, in and of itself, be deemed to constitute an amendment or waiver that adversely affects one Investor in a manner that is disproportionate to any other Investor. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Holders and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company. Each Holder acknowledges that by the operation of this Section (and pursuant to the terms of this Section), the Preferred Majority will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.9 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is expressly canceled.

6.10 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any such party hereto, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.11 Aggregation of Stock. Subject to the provisions of Section 4.1, all shares of Company equity held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights and any obligations under this Agreement, and such affiliated persons may apportion such rights and obligations as among themselves in any manner they deem appropriate.

6.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO AND ANY OTHER PERSON CLAIMING ANY RIGHTS HEREUNDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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6.13 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series D Preferred Stock after the date hereof, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.14 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated to read in its entirety as set forth in this Agreement. As of the Effective Date all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived and released and shall have no further force or effect.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

COMPANY:

EIKON THERAPEUTICS, INC.

By:	/s/ Roger M. Perlmutter
Roger M. Perlmutter
President and Chief Executive Officer

Address:	Prior to April 15, 2015: 3929 Point Eden Way Hayward, CA 94545 On and following April 15, 2025: 230 Harriet Tubman Way Milbrae, CA 94030

Attn: Email:	President [***]

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

CATALYST4, INC.

By:	/s/ Robert Brown
Name:	Robert Brown
Title:	President

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

The Column Group Opportunity III, LP

By:	The Column Group Opportunity III GP, LP
Its:	General Partner
By:	TCG Opportunity III GP, LLC
Its:	General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

The Column Group IV, LP

By: The Column Group IV GP, LP
Its: General Partner

By: TCG IV GP, LLC
Its: General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

The Column Group IV-A, LP

By: The Column Group IV GP, LP
Its: General Partner

By: TCG IV GP, LLC, LLC
Its: General Partner

By:	/s/ James Evangelista
Name:	James Evangelista
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Lux Total Opportunities, L.P.

By:	/s/ Sean Traynor
Name:	Sean Traynor
Title:	General Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Lux Co-Invest Opportunities II, L.P.

By: Lux Co-Invest Partners II, LLC
Its: General Partner

By:	/s/ Sean Traynor
Name:	Sean Traynor
Title:	General Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Lux Ventures V, L.P.

By: Lux Venture Partners V, LLC
Its: General Partner

By:	/s/ Sean Traynor
Name:	Sean Traynor
Title:	General Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Foresite Capital Fund IV, L.P.

By: Foresite Capital Management IV, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Foresite Capital Fund V, L.P

By: Foresite Capital Management V, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Foresite Capital VI-A, LLC

By: Foresite Capital VI-A Management, LLC
Its: Managing Member

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Foresite Capital Opportunity Fund V, L.P.

By: Foresite Capital Opportunity Management V, LLC
Its: General Partner

By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Cage International Limited

By:	/s/ Jacky Li
Name:	Jacky Li
Title:	Authorized Signatory

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

The Regents of the University of California

By:	/s/ Jagdeep Bachher
Name:	Jagdeep Bachher
Title:	Chief Investment Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds – Mass Mutual Select
T. Rowe Price Small and Mid Cap Blend Fund
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Nick Garifo
Name:	Nick Garifo
Title:	Vice President

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds – TD Health Sciences Fund T. Rowe Price Health Sciences Portfolio
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Nick Garifo
Name:	Nick Garifo
Title:	Vice President

T. Rowe Price Multi-Strategy Total Return Fund, Inc.

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Nick Garifo
Name:	Nick Garifo
Title:	Vice President

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Platinum Falcon B 2018 RSC Limited

By:	/s/ Saif Almashghouni
Name:	Saif Almashghouni
Title:	Director

By:	/s/ Mohamed Fahed Almazrouei
Name:	Mohamed Fahed Almazrouei
Title:	Director

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Soros Capital LP

By: Soros Capital GP LLC, its general partner

By:	/s/ Gitanjali Workman
Name:	Gitanjali Workman
Title:	Attorney-in-Fact

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

General Catalyst Group XI - Endurance, L.P.

By: General Catalyst Partners XI - Endurance, L.P., its General Partner
By: General Catalyst Endurance GP XI, LLC, its General Partner

By:	/s/ Chris McCain
Name:	Chris McCain
Title:	Chief Legal Officer

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

WO Select Investments, LLC

By:	/s/ Aaron Wolfson
Name:	Aaron Wolfson
Title:	Manager

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone VC Global Partners X-A, L.P.

By: StepStone VC General Partner X, L.P., its general partner
By: StepStone VC GP X, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone VC Global Partners X-C, L.P.

By: StepStone VC General Partner X, L.P., its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone VC Opportunities VI, L.P.

By: StepStone VC Opportunities General Partner VI, L.P., its general partner
By: StepStone VC Opportunities GP VI, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, COO, Private Equity

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone VC Opportunities VI-D, L.P.

By: StepStone VC Opportunities General Partner VI, L.P., its general partner
By: StepStone VC Opportunities GP VI, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, COO, Private Equity

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone Tactical Growth Fund III, L.P.

By: StepStone Tactical Growth III (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

StepStone Tactical Growth Fund III Offshore Holdings, L.P.

By: StepStone Tactical Growth III (GP), LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By:	/s/ Andrew Bratt
Name:	Andrew Bratt
Title:	Deputy General Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreements as of the Effective Date.

INVESTORS:

Future Isle Limited

By:	/s/ Philip Angus Lang
Name:	Philip Angus Lang
Title:	Director

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

AME Cloud Ventures LP

By: AME Cloud Holdings, LLC, its general partner

By:	/s/ Gregory R. Hardester
Name:	Gregory R. Hardester
Title:	Authorized Agent

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

AME 2019 Fund LP

By: AME 2019 GP LLC, its general partner

By:	/s/ Gregory R. Hardester
Name:	Gregory R. Hardester
Title:	Authorized Agent

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Alexandria Venture Investments, LLC A Delaware limited liability company

Alexandria Real Estate Equities, Inc., a Maryland corporation, managing member

By:	/s/ Aaron Jakobson
Name:	Aaron Jacobson
Title:	SVP – Venture Counsel

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Perlmutter Consulting, Inc.

By:	/s/ Roger M. Perlmutter
Name:	Roger M. Perlmutter
Title:	Chairman and CEO

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Creative Isle Limited

By:	/s/ Philip Angus Lang
Name:	Philip Angus Lang
Title:	Director

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the Effective Date.

INVESTORS:

Maher International Limited

By:	/s/ Jacky Li
Name:	Jacky Li
Title:	Authorized Signatory

Signature page to Eikon Therapeutics, Inc.

Amended and Restated Investors’ Rights Agreement (Series D)

EXHIBIT A

SCHEDULE OF INVESTORS

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